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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc. for the registration of its common stock, and to the incorporation by reference therein of our reports dated June 19, 1997, with respect to the combined financial statements of Waste Services, Inc. and Affiliates, included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated May 12, 1997 (as amended July 11, 1997 and July 25, 1997), August 29, 1997, with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in Eastern Environmental Services, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1997, and September 12, 1997, with respect to the financial statements of Pappy, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated August 15, 1997 (as amended October 10, 1997 on Form 8-K/A), all filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 10, 1997